                                                                Exhibit 4.2

             THIS SECURITY IS SUBJECT TO SUBSTANTIAL RESTRICTIONS ON
           TRANSFER, AS SET FORTH IN THE RESTRICTIVE TRANSFER LEGENDS
             CONTAINED ON PAGES R-10 AND R-11 ON THE REVERSE HEREOF.

                             CREDITRUST CORPORATION

                      Senior Subordinated Note, 1998 Series

$5,000,000                                                               No. G-1

         Creditrust Corporation, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company," which term includes any successor to the Company by merger, consolidation, or operation of law), for value received, hereby promises to pay to the order of Ferris, Baker Watts, Incorporated, or its registered assigns, the principal sum of Five Million Dollars ($5,000,000), by making equal quarterly principal repayments in the amount of $625,000 on the last business day of each calendar quarter commencing March 31, 1999 and concluding on December 31, 2000 (at which time this Note will be surrendered to the Company), and to pay interest on the unpaid principal balance thereon from April 2, 1998 or from and including the most recent date to which interest has been paid or duly provided for, quarterly during 1998 on the last business day of June, September, and December, commencing June 30, 1998, at the rate of 10% per annum, and thereafter monthly, on the last business day of each month, at the rate of 15% per annum until this Note has been paid in full. Interest will be paid to the person in whose name this Note is registered at the close of business on the 15th calendar day of the month in which the interest is payable. Payment of the principal of and interest on this Note will be made in same day funds on or prior to the respective payment dates.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions are incorporated herein and shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under seal.

Dated:  April 2, 1998

ATTEST:                                     CREDITRUST CORPORATION


                                            By:                           (seal)
---------------------------                    ---------------------------
Name:                                       Name:
     ----------------------                      ----------------------------
Title:                                      Title:
     ----------------------                      ----------------------------

                            CREDITRUST CORPORATION

                      Senior Subordinated Note, 1998 Series

                               Reverse of Security

                              Preliminary Statement

         $5,000,000 principal amount of Company's Senior Subordinated Notes, 1998 Series (the "Notes") have been issued pursuant to a Senior Subordinated Note and Warrant Purchase Agreement dated as of April 2, 1998, among Creditrust Corporation, Ferris, Baker Watts, Incorporated, Boenning & Scattergood, Inc., and the Purchasers listed on Exhibit A attached thereto (the "Agreement"). The Notes are issued subject to the following terms and conditions. Reference is made to the Agreement for a description of certain additional terms and conditions pursuant to which the Notes have been issued. Any capitalized term used herein without a definition shall have the meaning set forth in the Agreement.


                         Mandatory Redemption by Company

         Subject to the Subordination provisions of this Note, the Notes shall be redeemed by the Company in full at a redemption price of 100% of the principal amount and all unpaid interest accrued to but not including the redemption date upon: (a) the closing of an initial public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, or (ii) a "Change-in-Control" of the Company.

         For purposes hereof, a "Change-in-Control" shall occur when: (i) all or substantially all of the Company's assets are sold (other than in the ordinary course of business, which shall include, without limitation, any financing or securitization of, and/or master servicing or seller servicing arrangement covering, any or all of the Company's assets), as an entirety to any person or related group of persons other than Joseph K. Rensin or a corporation, partnership, limited liability company or other business entity in which Joseph
K. Rensin, individually or in concert with others, has a controlling interest;
(ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Company's Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of common stock immediately before such transaction; or (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company, except for a person or Group in which Joseph K. Rensin, individually or in connection with others, has a controlling interest.


        Subordination; Restrictions Concerning Subordinated Indebtedness

         The indebtedness evidenced by this Note is, in all respects, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Note is issued subject to the following provisions respect thereto. Each Holder of this Note by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs Ferris, Baker Watts Incorporated on his behalf to take such action as may be necessary or appropriate to effectuate or confirm the subordination so provided, and (c) appoints Ferris, Baker Watts Incorporated his attorney-in-fact for any and all such purposes, including without limitation the execution and delivery of any consents or instruments that may be required by the Company's existing or future holders of Senior Indebtedness with respect to this indebtedness.

         For purposes hereof, "Senior Indebtedness" means (a) the principal of and premium, if any, and interest and any other amounts due (including without limitation, any interest or fees accruing with respect to the Senior Indebtedness in accordance with the documents evidencing such Senior Indebtedness after the commencement or filing of any bankruptcy or other reorganization, liquidation or insolvency case or proceeding involving Company, whether or not such interest or fees would be allowable or payable by Company in such case or proceeding) on (i) all indebtedness of the Company for money borrowed under the Company's bank credit facilities whether outstanding as of the date of this Note or thereafter created, incurred or assumed, including without limitation the Company's existing credit facilities with First Union National Bank ("First Union"), as the same may from time to time be amended, extended, renewed or replaced, and any bank credit facility entered into after the date of this Note and (ii) all indebtedness of the Company for money borrowed not described in clause (a)(i), whether outstanding on April 2, 1998 or thereafter created, incurred or assumed, except any such other indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that (A) it is junior in right of payment to the Notes or (B) it ranks pari passu in right of payment with the Notes, (b) all obligations of the Company (whether directly or as a guarantor) to Persons other than Company Affiliates with respect to the purchase, sale and/or servicing of Company assets, the assets of Company Affiliates, or the assets of others, whether now existing or hereafter incurred, including obligations to indemnify and to repurchase assets, (c) all reimbursement and other obligations of the Company with respect to letters of credit issued for the account of the Company, both now existing and hereafter arising, and (d) any amendments, renewals, extensions, modifications, refinancings and refundings of the foregoing. For the purposes of this definition, "indebtedness for money borrowed" when used with respect to the Company means (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including without limitation fees, penalties or other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, but not including accounts payable or other liabilities to trade creditors arising in the ordinary course of business, whether or not evidenced by instruments, and
(iii) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles. The holder of this Note hereby waives notice of acceptance of this Agreement with respect to all Senior Indebtedness that may now exist or may hereafter come into existence.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to a substantial part of its assets, or (b) any proceeding for the liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event.

         No payment, directly or indirectly, by way of setoff, by reason of any other obligation, indebtedness or liabilities of the Company being subordinated to this Note, or in any other manner, shall be made by the Company or collected or received by the Holder of this Note with respect to the principal of or interest on any Note, (including, but not limited to, the redemption price in the case of a mandatory redemption referred to above), if a default in the payment of principal, premium, interest, rent, fees, indemnification or reimbursement obligations or other amount due on any Designated Senior Indebtedness (as hereinafter defined) occurs and is continuing, whether as originally scheduled, following acceleration, or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist.

The Company may and shall resume payments on and distributions in respect of the Notes on the date upon which the default is cured or waived.

         Notwithstanding anything in this Note to the contrary, no optional or mandatory prepayment, redemption or accelerated payment on account of this Note shall be made by the Company or collected or received by the Holder of this Note while First Union remains the holder of any Senior Indebtedness, or while any other person is the holder of Senior Indebtedness if the Company has agreed with such holder of Senior Indebtedness not to make such payments. The foregoing shall not restrict payment by the Company of scheduled installments of principal and interest in accordance with the original terms of this Note (including without limitation the provisions of the immediately preceding paragraph).

         Should any payment, distribution or other amount be received by the Holder of this Note (directly or indirectly, by way of setoff, by reason of any other obligation, indebtedness or liabilities of the Company being subordinated to this Note, or in any other manner) upon or with respect to any of the Senior Indebtedness in contravention of the provisions of this Note, the Holder of this Note shall promptly pay over and deliver the same to First Union, with respect to the Senior Indebtedness of which it is the holder, and to the other holders of Senior Indebtedness as their interests may appear, for application on account of the respective Senior Indebtedness held by First Union or (if applicable) such other persons, and, until so delivered, the same shall be held in trust by such Holder of this Note for the benefit of First Union or such other persons. Notwithstanding any partial or entire payment of all or any of the Senior Indebtedness, the subordination provisions of this Note shall remain in effect or be reinstated, as the case may be, as though such payment had never been made, with respect to any such payment which is rescinded or recovered from or restored or returned by the holder of any Senior Indebtedness under authority of any law, rule, regulation, order of court or governmental agency, or in connection with any compromise or settlement relating thereto or relating to any action, suit or proceeding relating thereto, whether arising out of any proceedings of the United States Bankruptcy Code or otherwise.

         For purposes hereof, "Designated Senior Indebtedness" means (a) the Senior Indebtedness described in clauses (a)(i), (b), (c) and (d) of the definition of Senior Indebtedness, and (b) any other Senior Indebtedness the principal amount of which is $1.0 million or more and that has been or may hereafter be designated by the Company as "Designated Senior Indebtedness".

         The Company shall not incur any indebtedness for money borrowed if such indebtedness for money borrowed is subordinated or junior in ranking to any Senior Indebtedness, unless such indebtedness for money borrowed is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. For these purposes, "Senior Subordinated Debt" means the Notes and any other indebtedness for money borrowed of the Company that specifically provides that such indebtedness for money borrowed is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any indebtedness for money borrowed or other obligation of the Company which is not Senior Indebtedness.

         Notwithstanding anything in this Note to the contrary, the provisions of this Note under this Section entitled "Subordination; Restrictions Concerning Subordinated Indebtedness" may not be modified without the express prior written consent of the holders of all Designated Senior Indebtedness outstanding at the time of any such modification. No waiver of the provisions of this Note under this Section by a holder of Designated Senior Indebtedness shall be effective unless the same shall be in writing and signed by the holder of such Designated Senior Indebtedness.

                         Events of Default; Acceleration

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the subordination or other provisions hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of the principal of the Notes at the maturity date of any installment of principal or upon the mandatory redemption of the Notes in accordance with their terms and, except with respect to the final installment of principal hereunder or upon mandatory redemption, such default continues for a period of 5 days; (2) default in the payment of any interest upon the Notes when it becomes due and payable, and such default continues for a period of 15 days; or (3) default under one or more bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or any Subsidiary or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Agent or to the Company and the Agent by the Holders of at least 51% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled; or (4) default in Sections 5.2, 5.3(a), 5.3(d), 5.5(a), 5.5(f), 5.6,
5.14(b) or 5.15 of the Agreement, and such default continues for a period of 30 days; or (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or (6) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

         Upon receipt by the Company of any Notice of Default pursuant hereto and if requested by the party delivering the Notice of Default, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of outstanding Notes entitled to join in such Notice of Default, which record date shall be the close of business on the day the Company receives such Notice of Default. The Holders of outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless such Notice of Default shall have become effective by virtue of the Holders of the requisite principal amount of Outstanding Notes on such record date (or their duly appointed agents) having joined therein on or prior to the 30th day after such record date, such Notice of Default shall automatically and without any action by any Person be canceled and of no further force or effect. If the Holders of at least 25% in principal amount of outstanding Notes shall join in a Notice of Default, such Notice of Default shall automatically be effective and shall be deemed to join all Holders.

         If an Event of Default (other than as specified in subparagraph (5) or (6) of the foregoing definition) occurs and is continuing, then and in every such case the Agent or the Holders of not less than 51% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal plus any interest accrued on the Notes to the date of declaration shall become immediately due and payable. If an Event of Default specified in subparagraph (5) or (6) of the foregoing definition occurs and is continuing, then the principal of, and accrued and unpaid interest, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Agent or any Holder of Notes.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Agent as hereinafter in this Note provided, the Holders of not less than 51% in principal amount of the Outstanding Notes, by written notice to the Company and the Agent, may rescind and annul such declaration and its consequences if
(1) the Company has paid or deposited in trust a sum sufficient to pay (A) all overdue interest on all Notes, (B) the principal of any Notes which have become due (otherwise than by such declaration of acceleration) and interest thereon at the rate borne by the Notes, (C) all sums paid or advanced by the Agent and its agents and counsel hereunder; and (2) all Events of Default, other than the nonpayment of the principal of and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

         If an Event of Default occurs and is continuing, the Agent may, subject to the subordination provisions herein contained, pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes. The Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any such Notes in the proceeding. A delay or omission by the Agent or any Holder of a Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law. Holders of a majority in principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Agent or exercising any trust or power conferred on the Agent. However, the Agent may refuse to follow any direction that conflicts with law or the terms of the Notes or the Agreement if the Agent reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders of Notes or may subject the Agent to personal liability.

         The Company shall reimburse the Agent for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Agent's agents, counsel, accountants and experts.


                          Amendments and Modifications

         With the consent of the Holders of not less than 25% in principal amount of the Outstanding Notes, by written instrument in form and content reasonably satisfactory to the Company and its counsel, the Holders, the Agent, and the Company may enter into a supplemental agreement or instrument for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note or the continuing covenants in the Agreement or of modifying in any manner the rights of the Holders under this Note; provided, however, that (a) no such supplemental agreement or instrument shall, without the consent of the Holder of each Outstanding Note affected thereby: (1) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or any provisions with respect to the subordination of the Notes, in a manner adverse to the Holders, or (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental instrument or agreement, or the consent of whose Holders is required for any waiver of compliance with certain provisions hereof or certain defaults hereunder and their consequences provided for herein, or (3) modify any of the provisions of this paragraph or any ability of the Holders of Notes to waive past defaults, except to increase any such percentage. It shall not be necessary for any action of Holders under this paragraph to approve the particular form of any proposed supplemental instrument or agreement, but it shall be sufficient if such action shall approve the substance thereof and (b) the provisions of this Note under the Section entitled "Subordination; Restrictions Concerning Subordinated Indebtedness" may not be modified except in accordance with the provisions of the final paragraph of such Section.

         No provision of this Note or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed (but subject to the subordination provisions herein contained).

         Maryland law shall govern the Notes and the Agreement without giving effect to Maryland's conflicts of law principles.

                                [ASSIGNMENT FORM]

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                 Your signature:
     -----------------------------                   -----------------------
                                      (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
                    ------------------------------------------------------------
         The signature to this assignment should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

         THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY FERRIS, BAKER WATTS INCORPORATED (THE "AGENT") TO ITS NOMINEE OR TO ANOTHER NOMINEE OF THE AGENT OR TO A SUCCESSOR AGENT WHICH HAS BEEN APPROVED BY THE COMPANY, OR ANY NOMINEE OF SUCH SUCCESSOR AGENT. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF FERRIS, BAKER WATTS INCORPORATED (100 LIGHT STREET, 8TH FLOOR, BALTIMORE, MARYLAND 21202) TO THE COMPANY OR ITS DESIGNEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF THE AGENT, OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE AGENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, FERRIS, BAKER WATTS INCORPORATED, HAS AN INTEREST HEREIN.

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS NOTE, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER ITS INTEREST IN THIS NOTE EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY AND ITS COUNSEL A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE AND ANY INTEREST THEREIN (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER (THE COMPANY BEING UNDER NO OBLIGATION TO PREPARE AND FILE ANY SUCH REGISTRATION STATEMENT); AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN

CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, THE HOLDER MUST FURNISH INFORMATION SATISFACTORY TO THE COMPANY AND ITS COUNSEL IN THEIR SOLE DISCRETION TO EVIDENCE COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND/OR EXEMPTIONS THEREFROM. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND ITS COUNSEL, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY, AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY.